EXHIBIT 3
                                                                       ---------

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "VERNITRON CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JULY, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDED OF DEEDS FOR RECORDING.


                       -----------------------------------
                       GREAT SEAL OF THE STATE OF DELAWARE

                                     [LOGO]

                             * 1793 * 1847 * 1907 *
                       -----------------------------------


               [SEAL] /s/ Edward J. Freel
                      -----------------------------------
                      Edward J. Freel, Secretary of State

AUTHENTICATION: 8042612
          DATE: 07-26-96

                                                                       Exhibit 3
                                                                       ---------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             VERNITRON CORPORATION

     Vernitron Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST, that by action by written consent by the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and calling for consideration thereof at the Annual Meeting of Stockholders of the Corporation. The proposed amendment is as follows:

     Section 4 of the Certificate of Incorporation of the Corporation shall be amended by: (i) amending and restating in its entirety Section 4(a) thereof, said Section 4(a) to read, as amended and restated, as follows: "4(a) The aggregate number of shares which the Corporation shall have authority to issue is 8,000,000, of which 4,000,000 shares of the par value $.01 per share shall be designated "Preferred Stock", and 4,000,000 shares of the par value $.01 per share shall be designated "Common Stock"; and (ii) by adding to the end of
Section 4 the following: "Upon the filing with the Secretary of the State of the State of Delaware of a Certificate of Amendment whereby Section 4(a) of the Certificate of Incorporation of the Corporation is so amended and restated, each share of common stock, par value $.01, of the Corporation issued and outstanding immediately prior thereto shall be combined into 0.20 shares of Common Stock. In lieu of the issuance of a fractional share that would otherwise result from the reverse stock split, the Corporation shall deliver to any stockholder that would otherwise receive a fractional share one additional share."

     SECOND, that, thereafter the Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the proposed amendment.

     THIRD, that the proposed amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Stephen W. Bershad, its Chairman of the Board and Chief Executive Officer and attested by Elliot N. Konopko, its Secretary, this 25th day of July, 1996.

                                   VERNITRON CORPORATION

                                   By: /s/ Stephen W. Bershad
                                      ---------------------------------
                                       Stephen W. Bershad
                                       Chairman of the Board and
                                       Chief Executive Officer


ATTEST:

/s/ Elliot N. Konopko
----------------------------
Elliot N. Konopko, Secretary